IMPORTANT NOTICE REGARDING YOUR INVESTMENT

November 29, 2017
Dear Valued Shareholder:

We need your help.  We recently mailed to you proxy materials for the special joint meeting of shareholders of Tortoise MLP & Pipeline Fund, the Tortoise Select Opportunity Fund, and the Tortoise VIP MLP & Pipeline Portfolio, (the “Funds”) scheduled to be held on December 21st.  As of the date of this letter, your account is among the largest accounts for which we have not yet received proxy voting instructions.

Due to the significant size of your investment,
your vote is critical to the outcome of this meeting.

The proposed new investment advisory agreement for each of the Funds is substantially identical to the current agreement, and is not expected to result in any change in the day-to-day portfolio management, investment objectives and policies or investment processes of the Funds.

More information regarding the meeting agenda can be found in the proxy statement.  If you would like another copy of the proxy statement, or have any proxy-related questions, please call 1-866-751-6315 to speak with a representative.

Thank you for your prompt attention to this important matter.  Please take a minute to cast your proxy vote today.

Sincerely,
Managing Director
Tortoise Capital Advisors, L.L.C.

Voting is easy. Please take a moment now to cast your vote using one of the options listed below:

1.	Vote by Touch-tone Phone. You may cast your vote by telephone using an automated system by calling the toll-free number found on the enclosed proxy card.

2.	Vote via the Internet. You may cast your vote using the Internet by logging onto the Internet address located on the enclosed proxy card and following the instructions on the website.

3.	Vote by Mail. You may cast your vote by signing, dating and mailing the enclosed proxy card(s) in the postage-prepaid return envelope provided.

Tortoise Capital ● 11550 Ash Street, Suite 300 ● Leawood, Kansas 66211

IMPORTANT NOTICE REGARDING YOUR INVESTMENT

November 29, 2017
Dear Valued Shareholder:

We need your help.  We recently mailed to you proxy materials for the special joint meeting of shareholders of Tortoise MLP & Pipeline Fund, the Tortoise Select Opportunity Fund, and the Tortoise VIP MLP & Pipeline Portfolio, (the “Funds”) scheduled to be held on December 21st.  As of the date of this letter, your account is among the largest accounts for which we have not yet received proxy voting instructions.

Due to the significant size of your investment,
your vote is critical to the outcome of this meeting.

The proposed new investment advisory agreement for each of the Funds is substantially identical to the current agreement, and is not expected to result in any change in the day-to-day portfolio management, investment objectives and policies or investment processes of the Funds.

More information regarding the meeting agenda can be found in the proxy statement.  If you would like another copy of the proxy statement, have any proxy-related questions, or would like to vote by phone, please call 1-866-751-6315 to speak with a representative.

Thank you for your prompt attention to this important matter.  Please take a minute to cast your proxy vote today.

Sincerely,
Managing Director
Tortoise Capital Advisors, L.L.C.

Voting is easy. Please take a moment now to cast your vote using one of the options listed below:

1.
Vote by Phone. Call one of our proxy specialists toll-free at 1-866-751-6315, Monday through Friday, from 9 a.m. to 10 p.m. Eastern Time. You will need the control number, which can be found on your proxy card(s) enclosed with this letter.

2.	Vote by Touch-tone Phone. You may cast your vote by telephone using an automated system by calling the toll-free number found on the enclosed proxy card.

3.	Vote via the Internet. You may cast your vote using the Internet by logging onto the Internet address located on the enclosed proxy card and following the instructions on the website.

4.	Vote by Mail. You may cast your vote by signing, dating and mailing the enclosed proxy card(s) in the postage-prepaid return envelope provided.

Tortoise Capital ● 11550 Ash Street, Suite 300 ● Leawood, Kansas 66211